Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 18, 2008, is by and among HEWITT ASSOCIATES L.L.C., an Illinois limited liability company (the “Borrower”), HEWITT ASSOCIATES, INC., a Delaware corporation (“HAI”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (defined below) under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

W I T N E S S E T H

WHEREAS, the Borrower, HAI, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of May 23, 2005 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and HAI have requested the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

1.1 New Definition. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Note Purchase Agreement” shall mean that certain note purchase agreement, to be entered into by and among HAI and the noteholders from time to time party thereto and the other documents relating thereto.

“Term Loan Agreement” shall mean that certain loan agreement, to be entered into by and among the Borrower, HAI, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other loan documents relating thereto.

1.2 Amendment to Definition of Guaranty. The definition of Guaranty set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Guaranty” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Credit Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation at the time the amount of the Guaranty is being determined or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty at the time the amount of the Guaranty is being determined.

1.3 Amendment to Definition of Indebtedness. The definition of Indebtedness set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Indebtedness” means for any Person, (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person’s account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person, (vi) obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (vii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon and (viii) obligations or “Indebtedness “ described in the foregoing clauses (i) through (vii) for which such Person is obligated pursuant to a Guaranty.

1.4 Amendment to Section 5.10. Sections 5.10(d) and 5.10(f) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(d) Reserved;

(f) other Indebtedness of HAI and the Borrower and their Subsidiaries so long as HAI and the Borrower are in pro forma compliance with the financial covenants set forth in Sections 5.7 and 5.8 after giving effect to such Indebtedness, provided that the Subsidiaries of the Borrower shall not issue, incur, assume or create any Indebtedness under this clause (f) aggregating more than $250,000,000 at any one time outstanding;

1.5 Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended by (1) amending and restating clause (e) in its entirety and (2) adding the following sentence to the end of Section 5.11, in each case to read as follows:

(e) Reserved;

Permitted Liens shall collectively mean the Liens set forth in clauses (a) through (k) hereof.

1.6 Amendment to Section 5.12. Section 5.12 of the Credit Agreement is hereby amended to add the following clause (m) to the end of such Section and making the appropriate punctuation and grammatical changes thereto as follows:

(m) guaranty obligations by the Borrower and HAI of obligations of their Subsidiaries to the extent such obligations or the existence of such obligations does not constitute Indebtedness and is not otherwise prohibited by this Agreement.

1.7 Amendment to Section 5.21. Section 5.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Enter into, assume or become subject to any agreement (a) prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, in favor of the Administrative Agent (for the benefit of the Lenders) to secure the Credit Party Obligations; and (b) requiring the grant of any security for such obligation if security is given for some other obligation, except in each case (i) pursuant to this Credit Agreement and the other Credit Documents, (ii) pursuant to any Other Senior Debt, (iii) pursuant to the Term Loan Agreement or the Note Purchase Agreement, (iv) pursuant to any agreements or documents evidencing any other Indebtedness that is permitted to be incurred under Section 5.10(e), (f) or (h) so long as such prohibitions and restrictions under the agreements or documents evidencing such Indebtedness are customary for such Indebtedness and (v) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

1.8 For greater certainty of Section 5.12. For the avoidance of doubt, Section 5.12 of the Credit Agreement shall not operate to prevent any subordination of a subrogation claim against a primary obligor to the claims of the guaranteed party if made in connection with a guaranty otherwise permitted under the Credit Agreement.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of each of the Borrower, HAI and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Lender Consents. The Administrative Agent shall have received executed consents, in the form of Exhibit A attached hereto (a “Lender Consent”), from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of a signature to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 5:00 p.m. (Charlotte, NC time) on June 18, 2008, an amendment fee in an amount equal to five (5) basis points on the aggregate Revolving Commitments of such approving Lenders. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of the Borrower and HAI. Each of the Borrower and HAI represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) After giving effect to this Amendment, the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3 Reaffirmation of Credit Party Obligations. Each of the Borrower and HAI hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5 Further Assurances. HAI and the Borrower agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.8 No Actions, Claims, Etc. As of the date hereof, each of the Borrower and HAI hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

3.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11 General Release. In consideration of the Administrative Agent, on behalf of the Lenders, entering into this Amendment, each of the Borrower and HAI hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, bad faith or willful misconduct.

3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 8.14 and 8.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.13 Fees. The Borrower agrees to pay all reasonable costs, fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s legal counsel, Moore & Van Allen PLLC.

HEWITT ASSOCIATES L.L.C.

FIFTH AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the Borrower, HAI and the Administrative Agent, on behalf of the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	HEWITT ASSOCIATES L.L.C,
an Illinois limited liability company

	By:	/s/ Richard Westenberger
	Name:	Richard Westenberger
	Title:	VP Corporate Finance & Treasurer

HAI:	HEWITT ASSOCIATES L.L.C,
a Delaware corporation

	By:	/s/ Richard Westenberger
	Name:	Richard Westenberger
	Title:	VP Corporate Finance & Treasurer

HEWITT ASSOCIATES L.L.C.

FIFTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of the Required Lenders

	By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director

EXHIBIT A

FORM OF

LENDER CONSENT

See attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of May 23, 2005 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as defined below), the “Amended Credit Agreement”), by and among Hewitt Associates L.L.C., an Illinois limited liability company (the “Borrower”), Hewitt Associates, Inc., a Delaware corporation (“HAI”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the amendment of the Credit Agreement effected by the Fifth Amendment to Credit Agreement (the “Amendment”), to be dated on or about         , 2008, by and among the Borrower, HAI, and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.

Delivery of this Lender Consent by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the day of         ,              2008.

,
as a Lender

By:
Name:
Title: